UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

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ABSOLUTE LIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-53446	71-1013330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Broadway, 6th Floor

New York, New York 10006

(Address of principal executive offices) (Zip Code)

(212) 201 4070

Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K. In this Form 8-K, references to “we,” “our,” “us,” “Absolute,” “ABS”, the “Company” or the “Registrant” refer to Absolute Life Solutions, Inc., a Nevada corporation.

Item 1.01 Entry into a Material Definitive Agreement

On July 21, 2010, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain purchaser pursuant to which we sold an aggregate of (i) 5,000 shares of our Series A 12.5% Convertible Preferred Stock (the “Series A Preferred Stock”), which shares of Preferred Stock have a stated value of $1,000 per share and are convertible into shares of our Common Stock at an initial conversion price of $1.00 per share, and (ii) warrants to purchase an aggregate of 5,000,000 shares of common stock (the “Investor Warrants”), half of which are exercisable at an initial exercise price of $2.00 per share and half of which are exercisable at an initial exercise price of $4.00 per share, which Investor Warrants all expire on the same date, July 31, 2015. We received aggregate gross cash proceeds of $5,000,000.00 from these transactions (the “Private Placement”). We may sell up to $55,000,000 in additional Series A Preferred Stock.

In connection with the issuance of the Preferred Stock, we entered into a Registration Rights Agreement with the purchaser, pursuant to which we agreed to use our best efforts to register the shares of common stock underlying the Preferred Stock and the Warrants as described in further detail below.

On May 24, 2010, the board of directors and stockholders approved a 10-for-1 forward stock split (the “Stock Split”). Pursuant to the Stock Split, every one (1) share of issued and outstanding common stock was reclassified into 10 whole post-split shares of common stock. Simultaneous with the Stock Split, we changed our name to “Absolute Life Solutions, Inc.” We intend to apply to FINRA for a change in our trading symbol.

Following the Stock Split and the Private Placement, there are issued and outstanding securities of the Company on a fully diluted basis as follows:

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80,060,000 shares of our common stock held by the present stockholders;

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5,000,000 shares of our common stock reserved for issuance on conversion of our outstanding Preferred Stock ;

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5,000,000 shares of our common stock reserved for issuance under our Investor Warrants;

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10,000,000 shares of our common stock reserved under our equity incentive plan of which 850,000 shares have been issued to date; and

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6,000,000 shares of our common stock reserved for issuance under a Consulting Agreement

Item 2.01 Completion or Acquisition or Disposition of Assets

Reference is made to Item 1.01 above, “Entry into a Material Definitive Agreement” and the contents of that section are incorporated herein, as if fully set forth under this Section 2.01.

DESCRIPTION OF BUSINESS

Since June 1, 2010, our primary operations consist of the business and operations of the acquisition of life settlement transactions. Therefore, we are disclosing information about the life settlement business, financial condition, and management in this Form 8-K. In this Form 8-K, references to the “Company” refer to the Company as currently constituted.

Our History

We were incorporated under the name of Shimmer Gold, Inc. on September 7, 2006 in the State of Nevada. In January 2010, we discontinued our business operations and transferred those operations and the assets relating thereto to Shawn Balaghi, our former president and director. In January 2010, our then existing shareholders sold 99% of their issued and outstanding common stock to YSY Enterprises, Inc. In May 2010, YSY Enterprises, Inc. sold its ownership interest to our current shareholders, including our President and Chief Executive Officer. Subsequently, a majority of our shareholders approved an amendment to our Articles of Incorporation changing our name to Absolute Life Solutions, Inc. We are now a specialty financial services company engaged in the purchase of life settlements.

On July 22, 2010, we acquired two insurance policies with an aggregate face value of $10,000,000 for $465,976. Estimated annual premiums for the next twelve months for the foregoing policies is $250,075 .

Introduction

A life settlement is the sale of an existing life insurance policy by a policy owner (frequently, but not always the Insured) to a third-party investor for more than the policy’s cash surrender value but less than its net death benefit. Most life insurance policies contain assignment clauses and change of ownership clauses that the courts have recognized provide the owner with a right of resale in its personal property. This practice has become a common component in financial management over the last 15 years.

After purchasing a policy, an investor can hold it until the death of the insured and collect the net death benefit or may resell the policy. The purchase of life insurance policies in this manner can represent an investment opportunity when the transactions are based on sound underwriting and analysis, including a thorough review of the health and life expectancy of the insured, the expected premiums due and the time value of money.

Historically, policy owners including those with pressing financial problems and those who no longer needed death benefit coverage, frequently allowed policies to lapse for failure to pay premiums. Other policy owners, who did not need the relevant policy protection and were seeking liquidity, surrendered their policy to the insurance carrier and received the policy’s cash surrender value (CSV) in a lump sum payment. Cash surrender values are typically far less than the face amount of the policy or the death benefit payable thereunder, and are sometimes significantly less than the policy’s Life Settlement market value (LSV). With the increased issuance of Universal Life contracts designed to minimize early year premiums through optimization of cost of insurance, especially for benefit of tax, estate and business risk planning, the number of policies issued containing very low cash surrender values has increased. The life settlement industry has developed over the past decade in response to the supply of high face-low cash value (hence higher market value) policies. In addition, as a practical matter, as people age health issues surface. Healthy people tend to show a high propensity to let their insurance lapse, while unhealthy people tend to persist with their insurance. Since the Life Settlement market focuses on seniors 70+ with their increasing health impairments that come with age, more and more of them want to keep their insurance, but can no longer afford the premiums.

Taking advantage of these two significant trends (the value gap between CSV and LSV, and the affordability issues of an aging, health-impaired population) investors have raised pools of capital to purchase life insurance contracts policy-owners would have otherwise surrendered or allowed to lapse.

Typically, an owner of a policy will discuss a potential sale with a broker, who will make the arrangements for sale with a life settlement provider that may either purchase the policy to hold or to resell it to investors. Investors in life settlements competitively bid on the purchase of a policy the owner or broker is seeking to sell, taking into account the overall health and life expectancy of the insured as well as the then-current economic environment. Policies that represent sound risks to investors can generate one or more bids in a competitive marketplace. The life settlement transaction can be beneficial to both buyer and seller because the seller is able to receive a higher price than the cash surrender value offered by his or her insurer for the Policy, and the buyer is able to purchase an investment with a high potential rate of return.

Once the transaction is complete, the purchaser becomes the legal and registered owner of the policy and succeeds to all legal rights and responsibilities of the policy contract, including the right to designate the beneficiary of the death benefit payable under the policy and the obligation to pay premiums. Investors in life policies may hold the policies for resale individually or in blocks, or may attempt to bundle them into a new vehicle and sell securities issued by that entity in a securitized transaction.

Data from the American Council of Life Insurers shows that the voluntary termination rates for individual policies has dropped steadily from 6.6% in 2002 to 5.1% in 2007. Because the decline in the lapse rate coincides with the increasing number of reported life settlement transactions, we believe this indicates that more policyholders are choosing to sell their policies in life settlement transactions rather than voluntarily terminating these policies. While there is limited statistical information available on the more-likely-to-settle-segments, such as universal life contracts discussed earlier, our assumption is they are a significant contributor to this trend. We believe this corroborates predictions that the life settlement market will continue to grow in size as these transactions become more familiar to policyholders.

Absolute Life Solutions, Inc. will purchase ownership of the life insurance policy at a discount to its face value and receive the face amount of the death benefit under the policy when the insured person dies. In an Absolute Life Solutions, Inc. transaction, the insured is typically 70 years of age or older and has a life expectancy of five to ten years.

Coverage Types

The largest share of life settlements are individual insurance policies, predominantly policies known as permanent whole or universal life contracts, and less frequently convertible term policies. In many cases, the insurance policy is purchased for investment protection and in others it is used to financially protect a spouse or other beneficiaries of the insured upon death. Sometimes however, beneficiaries such as a spouse are outlived by the insured, and in that case, a life settlement is a much more logical decision than holding onto a policy.

Other sources for life settlements are business insurance policies for funding of buy-sell or cross-purchase agreements that may no longer be needed if one or more members have exited the firm; key man policies if insured persons leave the firm or retire. Executive benefit plans of small and midsized businesses often include life insurance policies and are a target market for life settlement transactions in cases where cash needs are pressing. Policies purchased for the purposes of fulfilling estate taxes would be excellent sources for life settlements in times when the tax hedging mechanism is no longer required. Many of these cases are in trust, which require a settlement provider with unique insight and skills.

The charitable giving component of estate planning frequently utilizes life insurance, such as in Grantor Remainder Annuitized Trusts (GRATs), wherein a trust is set up for a specific term, and insurance is purchased as a funding or tax anticipation mechanism to avoid trust assets becoming part of the estate of the owner. At the end of the term, or in certain cases where the GRAT fails (outsized asset performance, etc.) the insurance is no longer necessary or must be re-characterized. In these cases, and in others affected by plan termination, employment termination or estate re-engineering, especially as taxation and other regulations change, life settlement is becoming an ever-more considered financial option. Our job is to be ready to respond to these market dynamics, and take advantage of the increasing availability of settled policies.

The Company plans to primarily hold the purchased policies until maturity earning a return. However, the Company may consider development of securitizations of the life insurance policy pools, estimating that this program will enhance liquidity in the marketplace and entice a greater number of institutional investors to participate in the life settlement market. As such, securitization will provide an exit strategy more likely available to the Company sooner than the payment of the death benefit itself.

Securitization is a key method for institutional investors in life settlements to exit their investment quicker. Institutional providers of life settlements can use purchased insurance policies and create “life settlement bonds” for sale, which are asset-backed securities with death benefits providing the revenue stream for the purchaser of the bond. There are several obstacles facing the securitization of life settlements. These include securities law consideration, convincing credit rating agencies to learn about life settlement backed bonds, accept the underlying underwriting and pricing of risk, as well as rating the bonds. Other obstacles include receiving enough funding to complete transactions in a timely manner.

The Market for Life Settlements

The Company believes that with awareness, the market for life settlements will grow as it offers owners of life insurance policies, aged 70 or older, or those with a life expectancy of 5 to 10 years or less, a liquid cash conversion and exit strategy from life insurance policies that are become available for reasons more fully described above. Clearly, this innovative wealth management tool becomes even more valuable in economic circumstances wherein income moves from current to fixed, especially during the latest worldwide negative cycle. The industry has developed partially as a result of these individuals who can no longer afford premium payments, and who wish a life settlement rather than letting their policy lapse or taking the cash-surrender value (or in some cases no cash value.)

Demographic trends indicate future growth of the population that comprises the life settlement market. The “baby boomer generation”, which consists of persons born between 1946 and 1964, currently numbers around 78 million. The oldest members of this group are now reaching 64 years of age and are still a few years shy of the age of 70, the age that most life settlement providers currently focus on. However, the baby boomer generation will provide a large target market for the life settlement industry in the years to come, leading to possible significant refinement in the business model of the industry.

Currently the number of persons above the age of 70 in the US is over 27.1 million. In addition to providing a large addition to the target market for life settlements in the years to come, baby boomers may also become more open to the idea of life settlements as current advertising campaigns make them more acquainted with the concept. Further, hybrid products are becoming available, such as those with a smaller settlement up-front and the opportunity to retain a percentage of death benefit, and one where a percentage of the settlement proceeds is used to provide Long Term Care coverage. Suffice to say, as the over 70 population moves from the approximated 27 million to an estimated over 75 million during the next 18 years, the unit volume of life contracts that can be settled will be enormous.

Life settlements are an attractive opportunity for both the insured party and provider where Minimally Funded Universal Life (“UL”) contracts are involved. The minimal funding is designed to pay only for current COI (cost of insurance that increases with age) and results in low early year cash surrender values. Settlement offers for these policies are often materially higher than the cash value, making them an attractive incentive to exit an insurance contract. The providers benefit due to the flexibility of funding the contract and ability to adjust premium-payment plans, which, for those armed with the appropriate analytics and modeling tools (such as Absolute), maximizes return. Aggressively priced UL contracts provide even higher possible gains because of lower mortality and higher lapses being assumed when determining the price of the policy. However, minimally funded UL contracts provide little cash for paying ongoing charges, which increase with the age of the insured party.

Another market for life settlements are convertible group insurance policies that can be converted into individual policies, assuming that the individual has the right to convert the policy and sell it to a third party. Considerations that providers make for convertible group policies are similar to considerations made in the purchase of convertible term policies.

Market Size

According to the Life Settlement Association, the life settlement industry was a $2 billion (policy face value) industry in 2001 and grew to a $10 billion industry in 2005. It experienced continued growth since 2005 and was estimated to be a $16 billion industry in 2008. Today life settlement transactions provide liquidity to seniors to the tune of over $7 million a day and over the past 4 years have provided $8 billion in liquidity to seniors. (http://www.thevoiceoftheindustry.com/) Until 2008, prices paid for “life settlements” were rising due to increased competition and availability of credit to purchase policies, as well as the ability to more easily securitize purchased insurance policies. However, due to the recent credit crunch, both credit extended for purposes of purchasing policies as well as the ability to securitize insurance policies have been reduced, and therefore the prices paid for life settlements have declined. This creates better returns for providers of life settlements that currently have the funds to purchase policies and continue making premium payments on purchased policies.

According to the American Council of Life Insurers, (Life Insurers Fact Book 2009), there were $19.1 trillion in life insurance policies in force in 2008. Also, in 2008 insurance policies worth $3 trillion were purchased by consumers. Of the $19.1 trillion in life insurance policies in force in 2008, $10.2 trillion were individual life insurance policies. Of the $3 trillion in life insurance policies purchased in 2008, $1.84 trillion were individual life insurance policies and of these policies, permanent life insurance contracts constituted over $490 billion in policies purchased. In 2008, insurance industry revenues due to life insurance premiums amounted to $640.35 billion and payouts in the form of benefit payments amounted to $577.8 billion. In terms of the number of contracts, there were over 9.9 million individual life insurance policies purchased in 2008 of which 5.6 million policies were permanent term individual life insurance contracts. The average value of an individual life insurance contract in 2008 was $183,000

Life settlement transactions are almost exclusively employed in an estate planning, business transfer, corporate structuring, risk management, or tax optimization context. Life settlements typically have a face value death benefit of no less than $100,000. The Wharton Business School indicates that more than 20% of insurance policyholders over age 65 have policies whose intrinsic economic value exceeds cash surrender value.

Income Sources

Current and future income will be derived from 1) A managed pool of life settlements proprietary to the Company; 2) Provision of servicing [mortality tracking, premium processing and claims management] for other life settlement providers in the future, and; 3) Licensing and usage revenue generated from our proprietary modeling and valuation platform, primarily for asset acquisition and pricing.

If properly managed, we estimate that life settlement pools can yield in excess of 15% The management of life settlements entails measuring and management of multiple aspects of financial and operational risk. In order to maximize the return and reduce the risk profile of a group of policies, several defining attributes need to be constantly monitored. Policy groups need to be built initially by balancing a broad range of risk variables and then adjusted to keep risk metrics in acceptable limits.

The Company will service its own portfolio and may offer servicing to other entities engaged in the life settlement business. As our servicing structure is assembled and refined, we will make use of best-in-breed assets servicers, as third party providers and as consultants to our in-house servicing unit. Further, there will be cases where independent servicing is required in design of certain securitizations of portfolio segments.

While the Company’s proprietary modeling and valuation platform is currently used for internal processes, we may consider offering this and other of our skill-sets, beyond servicing, to other market participants in the future. Our platform and analytical focus obviates a first class policy purchase capability, such that we may provision this to other groups or entities looking to enter into the market. Prospectively, this would be done on a managed account agreement basis with the Company, such that we could provide a vertically integrated suite of purchasing, managing and servicing of a customer’s portfolio for enhanced revenue and income. Further, application of our model to index structures, pricing models and other market participant platforms used for hedging in the pension, life and annuity sectors is clearly a future possibility, and is currently a burgeoning activity in money center markets globally.

Our goal is to aid in the maturation of the life settlement segment by constantly educating and discovering new analyses that will help us identify and manage volatility in the market. Our platform is the culmination of that dedication and we expect that certain of our research findings will be able to be protected as Intellectual Property to the Company.

Government and Industry Regulation

When the life settlement market was first established, it was sparsely regulated. Due in part to abuses within the industry, which were well-publicized, the federal government and various states moved to regulate the market in the mid-1990’s. These regulations generally took two forms. One sought to apply consumer protection-type regulations to the market. This application was designed to protect policyholders and purchasers. Another sought to apply securities regulations to the market, which was designed to protect purchasers. Various states have also used their insurance regulations to attack instances of insurance fraud within the industry.

Consumer Protection Licensing. The consumer protection-type regulations arose largely from the draft of a model law and regulations promulgated by the National Association of Insurance Commissioners (NAIC). Approximately 45 states have now adopted some version of this model law or another form of regulation governing life settlement companies in some way. These laws generally require the licensing of providers and brokers, require the filing and approval of settlement agreements and disclosure statements, describe the content of disclosures that must be made to insureds and sellers, describe various periodic reporting requirements for settlement companies, and prohibit certain business practices which are deemed to be abusive.

Securities Regulations. Some states and the Securities and Exchange Commission have attempted to regulate life settlements as securities under federal or state securities laws. On July 22, 2010, the SEC issued a Staff Report of its Life Settlement Task Force. The Staff recommended that certain types of interests in life settlement be classified as securities. The Commission has not taken any position on the Staff Report, and there is no indication if the Commission will take any action to implement the recommendations of the Staff Report. The Company believes that the matters discussed in the Staff Report do not impact on the Company’s current business model. With respect to state securities laws, 48 states treat life settlements as securities under state laws, although some states exclude from the definition of security the original sale from the insured or the policy owner to the provider. A majority of states include life settlements in their statutory definition of security, either directly in that definition, or as part of the definition of investment contract. We have structured our activities to reduce the risk that our activities would be treated as securities under state or federal law, and, to date, no state or federal regulatory body or private litigant has successfully asserted that our settlements are securities.

Insurance Regulation. As a life settlement company, we facilitate the transfer of ownership in life insurance policies, but do not participate in the issuance of policies. As such, we are not required to be licensed as an insurance company or insurance broker. We do deal, however, with insurance companies and professionals in our business and are affected by the regulations covering them. The insurance industry is highly regulated, and these regulations affect us in numerous ways. We must understand the regulations as they apply to policy terms and provisions and the entitlement to, and collectability of, policy benefits. We rely upon the protections against fraudulent conduct that these regulations offer and we rely upon the licensing of companies and individuals with whom we do business. We do not intend to apply to be licensed as a life settlement broker in New York but we may apply to be licensed as a life settlement provider in New York.

Employees

We currently have four employees, of which two are executive officers of the Company. None of our employees are represented by a labor union. We have not experienced any work stoppages and consider our relations with our employees to be good.

Description of Property

Our executive offices are located at 45 Broadway, 6th Floor, New York, New York 10006, and consist of 2,450 square feet. We believe that our property is adequate for our current and immediately foreseeable operating needs. Our rent obligation for the twelve months ending June 30, 2010 is $75,352.00.

Intellectual Property

Our trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. We have filed with the United States Patent and Trademark Office an application for registration of the trademark “Absolute Life Solutions”. We intend to register this and possibly other trademarks and service marks, both domestically and in foreign jurisdictions. We hold the Internet domain name www.absolutels.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org,” or with a country designation.

Legal Proceedings

In the normal course of our business, we may periodically become subject to various lawsuits. However, there are currently no legal actions pending against us nor, to our knowledge, are any such proceedings contemplated.

RISK FACTORS

Purchase of and investment in our common shares are highly speculative in nature, involve a high degree of risk and should be undertaken only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any common shares. This Report contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the owing risk factors and elsewhere in this Report.

Risks Relating to Our Business

The life settlement industry is an emerging industry

Current regulations are under review in many states that will place additional requirements on Life Settlement buyers. The Company is committed to a high standard of conduct and will constantly review its business practices to keep in compliance with regulations. Future regulation may slow growth or may delay expansion in this industry.

Our success will only occur if we are able to manage a volatile asset

The life settlement industry is a relatively new and emerging business. Statistical analysis and studies of seniors (traditionally defined in the industry as people with over the age of 70) are scarce. The bulk of studies have been conducted by insurance companies on the 65 and under age groups. The could affect our brokers or clients, which could have a material adverse effect on our business.

We Are Operating in an Evolving Market

We are operating in the life settlement market, which is a relatively new market within the financial services sector. Although it has grown exponentially in the past few years, to what extent it will continue to develop is uncertain. As more insured’s become aware of life settlements as a financial planning option, we expect the size of the market to grow substantially.

While we will interface with the most experienced and largest companies within these markets, our prospects must be considered in light of the risks, expenses and difficulties encountered by those attempting to operate in evolving markets. We cannot assure that we will be successful in addressing the risks we face. The failure to do so could have a material adverse effect on our business, financial condition, and results of future operations.

The Company has no operating history of its own and as such an investor cannot assess the Company’s profitability or performance.

Because the Company has no operating history in its current business model, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As the Company emerges from the development-stage, it may in the future experience some or all of the following: under-capitalization, shortages, setbacks and the customary problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company’s management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the life settlement industry.

The Company may require additional capital in order to execute its business plan.

The Company may require additional capital in order to execute its current business plan. As a result, the Company may not be able to successfully implement its business model.

Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified directors.

As a public issuer, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on the Company's personnel, systems and resources.

The Securities Exchange Act requires, among other things, that the Company maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.

The Company has developed a business plan based on its ability to model cash flows of life insurance policies known generally as “life settlements”. Advances in life sciences or inaccuracies in information underlying the policies may make its cash flow projections and predictive analysis inaccurate. The Company places a high standard of care on obtaining accurate information relevant to the life insurance policies. The Company will also maintain a research team which will actively track changes in longevity assumptions underlying its core modeling assumptions. As changes occur, the company will modify its cash flow modeling to accurately plan for the future.

Every life insurance policy acquired under a life settlement transaction is different and each policy purchased is typically negotiated on an arms-length basis; as such the Company relies on third party information

There is no fixed formula that applies to the acquisition of a life insurance policy as each policy is negotiated based on variables particular to each individual’s facts. Insurance companies have a duty of care to ensure that an insurable interest is present at the inception of each issued policy. Likewise, insureds are responsible for information they supply in the application process. Misinformation or negligence in obtaining or supplying this information could negatively impact the valuation of life insurance policies.

The Company’s senior management owns and will continue to own a substantional portion of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.

Mr. Moshe Oratz, the President and CEO of the Company, is currently the beneficial owner of approximately 44% of the Company’s outstanding common stock. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent shareholders from realizing a premium over the market price for their shares of common stock.

The Company depends on its senior management to manage its business effectively.

The Company's future success is dependent in large part upon its ability to develop the business plan and to attract and retain highly skilled managerial, sales and marketing personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its President, to provide the necessary experience and background to execute the Company's business plan. The loss of his services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives.

Government regulation could negatively impact the business.

At least 45 states have now adopted some version of the model life settlement law promulgated by the National Association of Insurance Commissioners or another form of regulation governing life settlement companies in some way. These laws generally require the licensing of life providers and brokers, require the filing and approval of life settlement agreements and disclosure statements, and describe the content of disclosures that must be made to potential settlers, describe various periodic reporting requirements for life settlement companies and prohibit certain business practices deemed abusive. Because the industry is relatively new and because there has been a history of certain abuses in the industry, particularly in the life settlement market, the Company believes that there may be increased regulation on both a state and federal level. It is impossible to predict what such regulation would encompass, but any regulation would most likely at least include additional reporting requirements and possibly even regulation of additional aspects of the industry.

There has been no effective prior public market for the Company’s shares and the lack of such a market may make resale of the stock difficult.

An investor must be fully aware of the long-term nature of an investment in the Company. If for any reason the common stock does not continue to be listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors holding shares of the Company’s stock may have difficulty selling their common stock should they desire to do so.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expanding product and service offerings and in integrating any acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause administrative inefficiencies.

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

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our ability to raise substantial additional capital to fund the implementation of our business plan;

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our ability to execute our business strategy;

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the ability of our services to achieve market acceptance;

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our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;

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our ability to attract and retain qualified personnel;

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our ability to manage our third party relationships effectively; and

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our ability to accurately predict and respond to the rapid technological changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

The success of the Company depends in large part upon the abilities and continued service of its executive officers and other key employees, particularly Mr. Moshe M. Oratz, President and Chief Executive Officer, and Mr. Avrohom Oratz, Treasurer and Principal Financial Officer. There can be no assurance that the Company will be able to retain the services of such officers and employees. The failure of the Company to retain the services of Messrs. Moshe Oratz, and/or Avrohom Oratz, and other key personnel could have a material adverse effect on the Company. The Company at the present time has employment agreements with the above referenced individuals, along with non-compete agreements, however, the Company has not procured key person life insurance policies.

Government regulation – existing and proposed – may hider our ability to grow our business

Due in part to abuses within the industry, the federal government and various states moved to regulate the industry in the mid-1990’s. Ongoing regulatory changes and new interpretations could affect our business. These regulations generally take two forms. One sought to apply consumer protection-type regulations to the market. This application was designed to protect policyholders and purchasers. Another sought to apply securities regulations to the market, which was designed to protect purchasers. Various states have also used their insurance regulations to attack instances of insurance fraud within the industry.

Consumer Protection Licensing. The consumer protection-type regulations arose largely from the draft of a model law and regulations promulgated by the National Association of Insurance Commissioners (NAIC). At least 45 states have now adopted some version of this model law or another form of regulation governing life settlement companies in some way. These laws generally require the licensing of providers and brokers, require the filing and approval of settlement agreements and disclosure statements, describe the content of disclosures that must be made to insured’s and sellers, describe various periodic reporting requirements for settlement companies and prohibit certain business practices deemed to be abusive. We do not intend to apply to be licensed as a life settlement broker in New York but we may apply to be licensed as a life settlement provider in New York.

Securities Regulations. Some states and the Securities and Exchange Commission have attempted to regulate life settlements as securities under federal or state securities laws. On July 22, 2010, the SEC issued a Staff Report of its Life Settlement Task Force. The Staff recommended that certain types of interests in life settlement be classified as securities. The Commission has not taken any position on the Staff Report, and there is no indication if the Commission will take any action to implement the recommendations of the Staff Report. The Company believes that the matters discussed in the Staff Report do not impact on the Company’s current business model. With respect to state securities laws, 48 states treat life settlements as securities under state laws, although some states exclude from the definition of security the original sale from the insured or the policy owner to the provider. A majority of states include life settlements in their statutory definition of security, either directly in that definition, or as part of the definition of investment contract. As a practical matter, the widespread application of securities laws would burden us and other life settlement companies. To date, due to the manner in which we structure our activities and the availability, in some instances, of exceptions and exemptions under securities laws, such laws have not limited our business model to a significant extent. We cannot give assurance that our business would not be materially and adversely impacted by securities-based regulation.

Insurance Regulation. As a life settlement company, we facilitate the transfer of ownership in life insurance policies, but do not participate in the issuance of policies. As such, we are not required to be licensed as an insurance company or insurance broker. We do deal, however, with insurance companies and professionals in our business and are affected by the regulations covering them. The insurance industry is highly regulated, and these regulations affect us in numerous ways. We must understand the regulations as they apply to policy terms and provisions and the entitlement to, and collectability of, policy benefits. We rely upon the protections against fraudulent conduct that these regulations offer and we rely upon the licensing of companies and individuals with whom we do business.

Risks Relating to the Life Policies

The insured must have had an “insurable interest” in any policy we acquire

General Principles. State insurance laws in the United States generally require that an insurance policy may be procured only by a person that has an “insurable interest” in the continuation of the life of the insured. In addition, some states may require that the beneficiary of an insurance policy have an insurable interest in the life of the insured during the entire time the insurance policy is outstanding. Whether the owner of a life policy or a beneficiary has an insurable interest in the insured is a question of applicable state law, based upon the concept that a person with an insurable interest is a person who has a continuing interest in the insured remaining alive. Typically this includes the insured himself, his spouse and children, certain entities, and in some states, other close relatives. In some jurisdictions, however, this could also include entities such as the insured’s employer or certain charitable institutions. A policy purchased by a person without an insurable interest may, depending on relevant state insurance law, be void, voidable by the issuing insurance company or subject to the claims of the insured’s presumptive beneficiaries, such as his or her spouse or other family members. Generally, state insurance law is clear that an individual has an insurable interest in his or her own life and may procure life insurance on his or her own life and may name any person as beneficiary (once again, with the exception of certain states, which may require the beneficiary to have an insurable interest). However, if a person purchases insurance on his or her own life for the benefit of a party which does not have an insurable interest for the purpose of evading the insurable interest laws, the purchase may be viewed under applicable state law as a sham and in violation of the insurable interest laws. Should the Company purchase a life policy that was originally issued to a person or entity or for the benefit of a beneficiary (if required) that did not have an insurable interest, it is possible that the Company may not have a valid claim for the proceeds of the life policy against the issuing insurance company upon the death of the applicable insured or that the life policy may be subject to a defect that could impair its enforceability, in which case the Company may lose part or all of its investment in such life policy.

Premium Financed Policies. Certain of the policies may have been purchased from persons or entities that financed the premiums on such policies. The existence of such premium finance loans may raise an issue as to insurable interest under certain applicable state laws. While it is generally accepted under state law that an individual has an insurable interest in his or her own life, it is possible that a court might construe the financing of a life policy and the structures used in connection therewith as an attempt to evade the requirement that an insurable interest exist at the time an insurance policy is issued. If the borrower in such transactions were found to have acted on behalf of the relevant finance company to procure an insurance policy, a court might find that the real party in interest is the finance company, which by itself would not have an insurable interest sufficient to support the acquisition of an insurance policy.

Future Legislative and Other Restrictions. The growth of the life settlement industry has spawned numerous cases regarding insurable interest. Adverse judicial decisions could redefine the parameters of insurable interest in one or more states. Additionally, one or more states could adopt legislation that would require a holder of an insurance policy to have an insurable interest in the insured both at the time a policy is purchased and at the time of death of the insured. In such event, the Company will not have an insurable interest in the insured’s under the life policies acquired by the Company. If such legislation were to be adopted without a “grandfathering” provision (i.e., so as not to be applicable to insurance policies then in force), the Company might be unable to collect the proceeds on the deaths of the insured’s under life policies purchased prior to the enactment of such legislation.

Delay in Payment or Non-Payment of Proceeds from Life Policies

Our revenues depend upon the receipt of the death benefits anticipated to be received by the Company with respect to the life policies. Upon the death of an insured, the issuing insurance company may deny or delay payment based upon a contract dispute or its insolvency. A number of arguments may be advanced by former beneficiaries under any life policy or by the issuing insurance company to deny or delay payment to the Company of the proceeds of a policy following an insured’s death, including arguments related to lack of mental capacity of the insured or applicable periods of contestability or suicide provisions. Delay for any reason in the Company’s ability to collect the death benefit under any life policy following the death of the insured could diminish the amount of the Company’s earnings.

A death certificate for the insured is also required to submit a claim under a life policy. If an insured disappears or dies outside of the United States, the Company may experience delays in collecting the death benefit under the related life policy because of difficulties in obtaining a death certificate acceptable to the issuing insurance company. If the death of an insured cannot be verified and no death certificate can be produced, the issuing insurance company may not pay the proceeds of a life policy until after the passage of a statutory period (usually five to seven years) sufficient to permit a presumption of death without proof.

Insolvency or Ratings Downgrade of the Issuing Insurance Company

The majority of the life policies are issued by issuing insurance companies with financial strength ratings of at least “A” from A.M. Best Company Inc., a recognized insurance rating organization. However, even insurance companies with strong ratings could fail or have insufficient money to pay the owner of a life policy the proceeds upon the death of the insured. Life insurance company insolvencies occur mainly due to poor investment results, inadequate underwriting or reinsurance, a lack of diversified investments and fraud. This risk is mitigated by guarantee funds established by each state, which typically provide coverage ranging from $100,000 to $300,000 per claim depending on the state. These funds cover claims on insolvent life insurance companies. The guarantee fund for the state in which the issuing insurance company is domiciled would be the primary source for the payment of unsatisfied policy holder claims, with the guarantee fund of the state in which the beneficiary resides being a potential secondary source for any claim. Because the death benefit under a life policy will generally be much greater than the amount of any available state guarantee funds, a substantial portion of any claim might remain unpaid upon the insolvency of the issuing insurance company. Although state insurance departments have been able in certain cases to facilitate the purchase of the faltering company by a healthy insurance company, thereby continuing the coverage of the insured, there can be no assurance that this would occur should any particular issuing insurance company become insolvent.

If an issuing insurance company becomes insolvent or otherwise is unable to satisfy its commitments in respect of any life policies it has issued, the Company might receive little or no return on its investment in such life policies. Short of insolvency, a downgrade in the rating of the relevant issuing insurance company will also affect the value of any life policy issued by that company and, should the Company wish to sell the Life Policy prior to its maturity, any downgrade in the rating of the carrier would likely result in the Company receiving a lower price for such Life Policy.

Uncertainty of Life Expectancy

Inherent Volatility. The investment returns of the Company are largely dependent upon the accuracy of the Company’s projections of the maturities of the life policies (i.e., the deaths of the insured’s). The life policies were purchased or will be purchased using certain mortality assumptions with respect to the insured’s set forth in the model. Life expectancies are estimates of the expected longevity of an Insured and are inherently uncertain; particularly when the group of Insured’s covered is relatively small, as it is with the life policies. Different medical examiners use different methods which may result in different life expectancy projections for the same Insured. Variations in an insured’s life expectancy from those projected could result from, among other things: advances in medical treatment resulting in deaths occurring later than forecasted; inaccurate diagnosis or prognosis with respect to certain medical conditions; improved living habits resulting in better health; or fraud or misrepresentation by the Insured. If an Insured misrepresented his or her age, the Death Benefit payable under the relevant Life Policy could be decreased.

The independent physicians on whom the Company and the life policies Consultant relied to assist it in estimating the life expectancies of the insureds did not personally perform a physical examination of any of the insured’s. The independent physicians instead based their conclusions on a review of each insured’s’ medical records, the reports provided to them by the attending physician with whom they are authorized to communicate, and on certain actuarial assumptions. Thus, the Company depends on third party information to predict estimated life expectancies. In addition, the development of cures for, or vaccines against, terminal and chronic illnesses, or the development of new drugs or other treatments, could extend the life expectancies of individuals with such illnesses, could have a material adverse effect on an investor’s rate of return. In general, life expectancy is not an exact science.

Revisions to Estimates by Major Providers. In September 2008, 21st Services, one of the major U.S. providers of life expectancy estimates, revised its mortality tables by increasing average life expectancy from 20 to 25% to reflect Americans’ increasing life spans. In November, AVS Underwriting, another major provider of life expectancy estimates, lengthened its mortality tables by almost 16%. A third provider, ISC Services, followed in early January 2009, with an increase of approximately 4%. Examination Management Services, Inc. announced that effective February 2, 2009, it was revising its mortality tables to an undisclosed extent to reflect not only the increase in longevity in the general U.S. population revealed by the Society of Actuaries’ 2008 Valuation Basic Table (“VBT”), but also to include different patterns of mortality between the life insurance and life settlement industries. [Press release of Examination Management Services, Inc. dated January 30, 2009 posted on the Internet at http://www.emsinet.com.] Several other providers of life expectancy estimates, including Fasano Associates, have stated that they do not anticipate revising their tables. As a result of the increases in life expectancy reflected in the mortality tables developed by most of the major providers of life expectancy estimates, the process for individual life insurance policies and for portfolios of life settlements have declined. While these revisions in life expectancy estimates have been taken into account in the preparation of the Model by the life policies Consultant, no assurance can be given that there will not be additional changes to the life expectancy estimates developed by the major providers that indicate further increases in longevity. If the mortality tables were so revised, the value of life settlements general would decrease, including the life policies owned by the Company, which would, in turn, adversely affect the Company’s ability to sell policies, should it need to do so, and the sale price it would receive for such policies.

Lawsuits by Former Beneficiaries

There is the possibility that a former beneficiary may challenge the transaction pursuant to which a life policy was originally sold, claiming it is void because of undue influence, duress, or lack of capacity on the part of the insured. The Company’s requirements for the execution of a beneficiary waiver or the affidavit regarding the owner’s intent to dispossess the current beneficiary will be instrumental in avoiding such challenges. As the Company has limited operating experience relating to the purchase of life settlements, it has no experience or limited experience related to the handling of such a claim by a prior beneficiary.

Fraudulent Activities of the Insured

Although the Company will have conducted certain due diligence in advance of funding the acquisition of the life policies, there is a risk that the Company has been or will be defrauded. Among other types of fraud that may exist, an insured may have misrepresented the status of the insured’s health, may fail to disclose all beneficiaries, may misrepresent the amount of premiums that have been paid or are payable in the future or may sell a policy to more than one purchaser. In the event that brokers or owners submit inaccurate life settlement information to consultants, the Company may not be able to uncover the presence of defects through the due diligence process. Accordingly, the Company may incur losses as a result of such breaches of representations and warranties. If the Company is subject to such fraud, the Company’s funds available for distribution would be expected to be adversely affected.

Risks Related to Ownership of our Common Stock

If a market for our common stock develops, there is a significant risk that our stock price may fluctuate dramatically which could negatively impact a shareholder’s investment in our common stock.

Although there is no current market for our common stock, if a market for our common stock develops, there is a significant risk that our stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control including:

•

variations in our quarterly operating results;

•

announcements that our revenue or income are below or that costs or losses are greater than analysts’ expectations;

•

general economic slowdowns;

•

sales of large blocks of our common stock;

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announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

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fluctuations in stock market prices and volumes;

•

concern by potential investors that the sale of large number of shares of common stock may have a downward effect upon the market price of the stock.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and will in the future be required to provide a report by our independent registered public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends to its common stock shareholders, but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors in the Company’s securities should not expect to receive dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

The trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The potential sale of a significant number of shares could encourage short sales by third parties and could depress our common stock and could have a dilutive effect.

Because there is no current public market for our stock, there may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock. If stockholders sell a significant number of shares of our common stock, the market price of our common stock may decline.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. Sales under Rule 144 are limited by the availability of current public information about us and, for selling shareholders who are affiliates, by certain manner of sale provisions and notice requirements.

Historically, the SEC has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers, like us , that have been at any time previously a shell company. If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this Report. This discussion and analysis may contain forward-looking statements based on assumptions about our future business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Report.

Unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Report or to reflect the occurrence of unanticipated events. Shareholders and potential shareholders should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this Report. Management cautions that these statements are qualified by their terms and/or important factors, many of which are outside of our control, and involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made, including, but not limited to, the following:

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actual or anticipated fluctuations in our quarterly and annual operating results;

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actual or anticipated product constraints;

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decreased demand resulting from changes in laws;

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product and services announcements by us or our competitors;

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loss of any of our key executives;

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regulatory announcements, proceedings or changes;

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competitive product developments;

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intellectual property and legal developments;

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any business combination we may propose or complete;

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any financing transactions we may propose or complete; or

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broader industry and market trends unrelated to its performance.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Plan of Operations

Our plan of operations for the next twelve months is to complete the following objectives:

We plan on raising up to $60 million through the sale of Series A Convertible Preferred Shares bearing a 12.5% dividend and additional warrant coverage. We anticipate purchasing life insurance policies over the next twelve months with an aggregate life insurance face value of up to $700,000,000. To date, we have purchased two policies with an aggregate face value of $10,000,000 and we are currently reviewing other policies. We intend to only purchase policies that are past the two year contestability period. Our general and administrative expenses currently are $83,400 a month (including salaries) and we expect that by the end of the year our expenditures will stabilize at $100,000 a month. We have sufficient capital raised to finance our operating costs for the next 12 months.

Financial Condition

During the next twelve months we anticipate that we will not generate significant cash income from operations . We will attempt to build a portfolio of life settlements ( life insurance policies that have been sold to third parties) that will mature over the following ten year period. While we may derive income from early maturities, the policies will generally have a life expectancy exceeding 3 years. We expect to raise additional funds to continue to build this portfolio through debt or subsequent equity offerings. As our portfolio matures, we expect that our capital needs will subside. Future capital will be raised solely for the purpose of funding expansion and not to cover general and administrative expenses.

Results of Operations

The Company has not had significant operations in the past 12 month period. General and administrative expenses were paid for by past management. In January 2010 all debt to management was forgiven and marked as such on our books. The Company has recently entered into a lease on office space and has furnished those offices. The Company, as stated previously has begun purchasing life settlements. Our operations are being financed through vendor financing and the Company’s capital raising activities. Our vendor financing is short term and will need to be retired in the next 90 days. The Company has raised adequate capital to retire these obligations. The Company has also entered into two employment agreement with key employees and hired two other employees.

Liquidity and Capital Resources

The Company in is discussion with banks and other investors as part of capital raise. To date the Company has raised $5,000,000 through the sale of 5,000 shares of Series A Convertible Preferred Stock and $250,000 from loan proceeds. The Company is seeking to sell , in a private placement an additional 55,000 shares of Series A Convertible Preferred Stock. If completed this would result in an additional $55,000,000 in financing.

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements, and we do not engage in trading activities involving non-exchange traded contracts. In addition, we have no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets.

“Going Concern” Qualification

We currently have sufficient funds on hand to fund our anticipated on-going operating expenses. We do not have any bank credit lines. We do not anticipate that we will generate sufficient cash from operations to fund our working capital needs until July 2011, at the earliest. We may continue to seek additional financing from various sources, including from the sale of convertible debt or equity securities. We have not yet identified, and cannot be sure that we will be able to obtain any additional funding from either of these sources, or that the terms under which we may be able to obtain such funding will be beneficial to us. The Company’s cash flow requirements to date have been met by infusion of capital and debt financing. The Company anticipates that additional financing will be required until such time as the operations achieve breakeven results. . No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations. If we do not obtain sufficient additional funds in the near future, we will not be able to fully implement our business plan and may have to suspend some of our operations, scale down our current and proposed future operations or, if those actions are not sufficient, terminate our operations.

Investment in Policies

We purchase interests in policies to hold for investment purposes. On March 27, 2006, ASC 325-30, Investments in Insurance Contracts, was issued. The ASC states that an investor may elect to account for its investments in life settlement contracts using either the investment method or the fair value method. The election shall be made on an instrument-by instrument basis and is irrevocable. Under the investment method, an investor shall recognize the initial investment at the purchase price plus all initial direct costs. Continuing costs (policy premiums and direct external costs, if any) to keep the policy in force shall be capitalized. Under the fair value method, an investor recognizes the initial investment at the purchase price. In subsequent periods, the investor re-measures the investment at fair value in its entirety at each reporting period and recognizes change in fair value earnings (or other performance indicators for entities that do not report earnings) in the period in which the changes occur. We have chosen to use the fair value method .

The table below describes the Investment in Insurance Contracts account at July 22, 2010.

Remaining Life Expectancy (in years)	Number of Life Settlement Contracts	Carrying Value		Face Value
0-1		$		$
1-2
2-3
3-4
4-5
Thereafter	2		465,976		10,000,000
Total	2		$465,976		$10,000,000

Remaining life expectancy for year 0-1 includes all policies that have exceeded their original life expectancy plus those policies that are scheduled to reach their original life expectancy during the next 12 months. Remaining life expectancy is based on original life expectancy estimates and is not an indication of expected maturity. Actual maturity dates in any category may vary significantly (either earlier or later) from the remaining life expectancies reported above. Premiums to be paid for each of the five succeeding fiscal years to keep the life settlement contracts in force as of July 22, 2010, are as follows.

Year 1	$250,075
Year 2	258,013
Year 3	272,033
Year 4	292,862
Year 5	310,914
Thereafter	681,145
Total estimated premiums	$2,392,799

Investor Relations / Public Relations

Over the next twelve (12) months, we anticipate spending approximately five hundred thousand dollars ($500,000) for investor relations, public relations and brand awareness and marketing.

MANAGEMENT

APPOINTMENT OF NEW DIRECTORS AND OFFICERS

On February 21, 2010, Chaim Kahan resigned as President, Director, Secretary and Treasurer. On February 21, 2010, the Board elected Moshe Oratz as a Director and as President and Chief Executive Officer. On May 19, 2010, Avrohom Lowy and Chaim Loeb were elected as directors. On May 27, 2010, the Board elected Avrohom Oratz as Treasurer and Principal Financial Officer and Yossi Rasp as Secretary.

Current Executive Officers and Directors

Management

Moshe Oratz, age 35, President , Chief Executive Officer and Director. Mr. Oratz attended Touro College and Yeshiva University. He was previously the President of Cambridge Life Settlements LLC, a privately held life settlement intermediary and has been involved, for in excess of 5 years, in various aspects of the life settlement industry. Mr. Oratz and entities with which he was affiliated have been involved in transactions related to life insurance policies having a face value in excess of $1 billion.

Avrohom Oratz, age 27, Treasurer and Principal Financial Officer, was employed from 2007 to 2010 by Platinum Human Resource Management, a privately owned company with $250M of revenue, as Corporate Controller. Platinum is a full service human resource services firm with offices in New York, Florida, Alabama and California. As Controller, Mr. Oratz designed and implemented a comprehensive fraud protection program, with processes and procedures that protect clients' financial integrity. Mr. Oratz played a key role in the establishment of Normandy Harbor Insurance Company, specializing in Workers' Compensation coverage and comprehensive Risk Management Programs.

Directors

Abraham Lowy, age 31, Director, is an attorney has an extensive practice representing corporate real estate investors in the acquisition, development and leasing of commercial and retail properties, including office buildings, condominium developments, shopping centers, nursing homes and warehouses. Mr. Lowy also counsels clients in matters pertaining to banking and financing transactions, including mortgage loans, mezzanine loans, construction loans and credit facilities. Mr. Lowy received his Juris Doctorate degree from Brooklyn Law School, and is admitted to the bars of the states of New York and New Jersey.

Chaim Loeb, age 42, Director, has been an insurance broker since 1994. He serves as the President of Loeb Insurance Brokerage, Inc. and Cornell Insurance Services. He is licensed in Life and Health Insurance from the State of New York: He is a graduate of the Rabbinical College Zichron Moshe of New York.

Executive Compensation and Employment Agreements

EXECUTIVE COMPENSATION

The Company has entered into two formal written employment agreements with our executive officers. Employment agreements dated June 1, 2010 have been entered with each of Moshe Oratz and Avrohom Oratz (collectively, the “Executives”).

Pursuant to their respective employment agreements, Mr. Moshe Oratz serves as our President and Chief Executive Officer at an annual salary of $250,000,00 and Mr. Avrohom Oratz serves as our Treasurer at an annual salary of $150,000.00 Both of these agreements run through June 1, 2013. The agreements entitle these Executives to receive a net year-end performance bonus based on performance measurements approved by the Independent Directors as well as certain other benefits. The Executives are also subject to non-competition and confidentiality requirements. We may terminate these agreements at any time for cause.

Also, pursuant to the terms of each of the Agreements, upon a change of control of the Company, and upon a fundamental adverse change occurring in the employment of the particular Executive without the agreement of that Executive, the Executive has the option to terminate his employment and the Agreement, triggering the payment of a termination package consisting of an amount equal to the Executive’s base salary for the balance of the term, subject to any withholdings or deductions required by law.

Board Committees; Director Independence

Committee of the Board of Directors

The Board of Directors will establish an Executive Committee authorized to exercise the powers of directors between regular meetings, a Compensation Committee that recommends salaries and incentive compensation for executive officers of the Company and an Audit Committee that reviews the results and scope of the audit and other services provided by the Company’s independent auditors. The Audit Committee meets with the independent auditors, receive recommendations or suggestions for changes in accounting procedures and initiate or supervise any special investigations it many choose to undertake.

We expect that we will add additional executive officers and directors to the Board of Directors in the next twelve months but have not entered into any discussions with any prospective officers and directors .

Director Compensation

Our directors do not receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and Committee meetings. We intend to compensate independent directors for their service on the Board and any Committee at rates that are comparable to the compensation paid to independent directors of other similarly situated companies.

Family Relationships

Mr. Moshe Oratz and Mr. Avrohom Oratz are brothers. To our knowledge, there are no other family relationships between any of our directors or executive officers.

Equity Incentive Plan

Pursuant to Board of Directors and stockholder approval, the Company adopted its 2010 Equity Incentive Plan on June 1, 2010 (the “Plan”) whereby it reserved for issuance up to 10,000,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, and consultants, to the Company with additional incentives by increasing their ownership interest in the Company. Directors, officers, employees and consultants of the Company are eligible to participate in the Plan. Options in the form of Incentive Stock Options (“ISO”) and Non-Statutory Stock Options (“NSO”) may be granted under the Plan. Restricted Stock may also be granted under the Plan. To date, grants of 850,000 shares of Restricted Stock have been made to our officers and directors.

The Board of Directors of the Company or a Compensation Committee will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Moshe Oratz beneficially owns approximately 44% of the outstanding common stock of the Company. Mr. Avrohom Oratz is the brother of Mr. Moshe M. Oratz.

Mr. Moshe Oratz, the President of the Company, previously served as the President of Cambridge Life Settlements LLC (“Cambridge”), a licensed life settlement broker. Cambridge and its affiliates served as an intermediary and provided financial and brokerage services for various life settlement transactions. Certain purchasers of Class A Preferred Stock and other financial intermediaries provided credit line facilities to Cambridge and its affiliates. The Company may, in the normal course of business, maintain relationships with one or more of the purchasers and financial intermediaries and may use proceeds of this offering to acquire policies in which Cambridge, its affiliates ,such purchasers or other financial intermediaries had an ownership or security interest. Such acquisitions will be made consistent with the Company’s internal policies and pricing models. Additionally, none of these purchasers or intermediaries has any role in the management of the Company, any right to designate members of the Board of Directors or any preferential rights vis–a-vis other shareholders of the same class of securities of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table sets forth certain information regarding the ownership of our common stock as of July 21, 2010 by: (i) each director; (ii) each of our current executive officers; (iii) all of our directors and executive officers as a group; and (iv) all those known by us to be beneficial owners of at least five percent of our common stock. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Moshe Oratz (2) (3)	35,537,500	44%

Avrohom Oratz (2)	250,000	(4)

Abraham Lowy 1255 East 35th St Brooklyn, New York	50,000	(4)

Chaim Loeb 1334 East 32 Street Brooklyn, New York	50,000	(4)

All Directors and Officers as a Group		44%

(1)

Based on 80,910,000 shares of common stock outstanding

(2)

The address for each of these persons is 45 Broadway, New York, New York 10006

(3)

Mr. Oratz is the sole member of CS Master Holdings LLC which owns 35,037,500 shares of Common Stock. Mr. Oratz disclaims ownership in 16,000,000 shares held by trusts for the benefit of his children, and administered by trustees.

(4)

Less than 1%

DESCRIPTION OF SECURITIES

On July 21, 2010, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain purchaser thereunder pursuant to which we sold an aggregate of (i) 5,000 shares of our Series A 12.5% Convertible Preferred Stock (the “Series A Preferred Stock”), which shares of Preferred Stock have a stated value of $1,000 per share and are convertible into shares of our Common Stock at an initial conversion price of $1.00 per share, and (ii) warrants to purchase an aggregate of 5,000,000 shares of common stock (the “Investor Warrants”), half of which are exercisable at an initial exercise price of $2.00 per share and half of which are exercisable at an initial exercise price of $4.00 per share, which Investor Warrants all expire on the same date, July 31, 2015. We received aggregate gross cash proceeds of $5,000,000 from these transactions.

The Securities Purchase Agreement provides that we may enter into similar agreements with additional investors provided that (i) the maximum gross proceeds does not exceed $60,000,000, which means the aggregate number of Series A Preferred Stock shares will not exceed 60,0000, and (ii) the latest closing occurs no later than November 2010. The Securities Purchase Agreement transactions consummated to date and those, if any, to be subsequently consummated are referred to as the “Private Placement.”

In connection with the Private Placement, we entered into a Registration Rights Agreement with the purchaser, pursuant to which we agreed to use our best efforts to register the shares of common stock underlying the Series A Preferred Stock and the Investor Warrants as described in further detail below.

The following description of the Company’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the Company’s certificate of incorporation, as amended, its certificates of designation in respect of the bylaws and by the provisions of applicable law.

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $.00001 per share and 200,000,000 shares of preferred stock, par value $0.00001 per share. The Board has designated 60,000 shares of the preferred stock as the Series A Convertible Preferred Stock.

Common Stock

a. Voting Rights. Except as otherwise provided by law, each share of common stock shall entitle the holder thereof to one vote in any matter that is submitted to a vote of stockholders of the Company.

Except as otherwise required by law or as provided in the designations of any class or series of our Preferred Stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Our certificate of incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

b. Dividends. Subject to the express terms of any preferred stock outstanding from time to time, such dividend or distribution as may be determined by the board of directors of the Company (the “Board of Directors”) may from time to time be declared and paid or made upon the common stock out of any source at the time lawfully available for the payment of dividends, and all such dividends shall be shared equally by the holders of Common Stock on a per share basis.

c. Liquidation. The holders of common stock shall be entitled to share ratably, upon any liquidation, dissolution or winding up of the affairs of the Company (voluntary or involuntary), all assets of the Company which are legally available for distribution, if any, remaining after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock of the preferential amounts, if any, to which they are entitled.

Preferred Stock.

Shares of preferred stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly .

The Company’s Certificate of Incorporation, as amended to date, provides that there are 100,000,000 shares of authorized Preferred Stock of the Company and that the Company’s Board of Directors has the authority, by vote of the Board, to designate any or all of the previously undesignated shares as a new series of preferred stock having the preferences, rights, qualifications and privileges designated by the Board, including, without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference of each series (collectively, the “Preferred Share Rights”).

Pursuant to such authority, the Board designated 60,000 shares of the authorized preferred stock to be the Company’s Series A 12.5% Convertible Preferred Stock (the “Series A Preferred Stock”). The following is a summary of the Preferred Share Rights of the Series A Preferred Stock. This summary is qualified in its entirety by reference to the terms of the Certificate of Designations for the Series A Preferred Stock, which is included in the exhibits attached to this Current Report on Form 8-K.

Each share of Series A Preferred Stock has a stated value of $1,000.00 and is entitled to receive a dividend at the rate of 12.5% per annum. Each share is convertible into shares of the Company’s Common Stock at a conversion formula described below.

Dividends are payable, at the option of the Company, in cash or in stock, except that dividends may be paid in cash only if permitted under the Nevada Private Corporations Law. Dividends are payable (i) semi-annually on the last day of June and December of each calendar year (each, a “Scheduled Dividend Payment Date”), with the first Scheduled Dividend Payment Date being December 31, 2010) and (ii) when a holder converts shares of the Series A Preferred Stock. If the dividend is not paid in cash for any reason, the dividend will be paid in Common Stock, where the number of shares issued is equal to the applicable dividend divided by the then applicable conversion price.

Each holder may convert the holder’s shares of Series A Preferred Stock into Common Stock at the then applicable conversion price. (The shares issued on such conversion are referred to as “Conversion Shares.”) This conversion right is effective beginning, for each holder, on the earlier of sixty-five (65) days after the initial issuance of the shares to the holder or the effective date of a registration statement filed by the Company covering the holder’s resale of the Conversion Shares. The initial conversion price is One Dollar ($1.00) per share, subject to adjustment for certain events, such as certain capital events (including, but not limited to, stock splits, stock dividend, mergers and spin offs). The minimum Stated Value that may be converted at any time is $50,000 (unless the Stated Value of a holder’s remaining outstanding Series A Preferred Stock shares is lower, in which case the minimum is the Stated Value of all of the holder’s remaining outstanding shares).

The right to convert, however, is subject to the following limitation. With certain limited exceptions, a holder may not convert such shares, if such conversion would cause the holder's beneficial ownership of the Company’s Common Stock to exceed 4.99% of the then outstanding shares of Common Stock (after taking into account the shares to be issued on such conversion).

If certain events (each, a “Redemption Event”) occur, a holder of shares of Series A Preferred Stock has the right, by written notice, to demand redemption of the holder’s outstanding shares of Series A Preferred Stock.

Redemption Events include, among others, (i) the Company’s failure to timely deliver shares of Common Stock after a conversion by the holder; (ii) if, prior to the date on which the aggregate Stated Value of all then outstanding shares of Series A Preferred Stock is less than fifty percent (50%) of the aggregate Stated Value of all shares of Series A Preferred Stock actually issued (the “Minority Outstanding Date”), without the consent of a majority in interest of the holders of Series A Preferred Stock outstanding at that time, there is either a change in the beneficial ownership of more than fifty percent (50%) of the common stock of the Company within a period of forty (40) trading days or there is an involuntary change in a majority of the members of the Board of Directors within a period of forty (40) days; (iii) the occurrence of certain bankruptcy, reorganization or similar events; (iv) the Company admits in writing its inability to pay its debt as they mature; (v) any of the representations or warranties made by the Company to the original buyers of the Series A Preferred Stock shall be false or misleading in any material respect at the time made; (vi) the failure of the Company to observe, in any material respect, any covenant, provision or obligation of the Company under the Securities Purchase Agreement relating to the issuance of the Series A Preferred Stock; (vii) if prior to the Minority Outstanding Date, without the consent of a majority in interest of the holders of the Series A Preferred Stock outstanding at that time, the Company enters into certain financing transactions which include the issuance of shares of the Company’s Common Stock (or securities convertible into or exercisable for such shares) at purchase or conversion prices below the then applicable conversion price or amends its certificate of incorporation (except for the Board’s designation of one or more additional classes or series of preferred stock which are junior to the interests of the Series A Preferred Stock); (viii) if prior to the Minority Outstanding Date, without the consent of a majority in interest of the holders of the Series A Preferred Stock outstanding at that time, the Company pays dividends on, or repurchases the shares of, any other class or series of securities; or (ix) the shares of the Company’s Common Stock are delisted for trading for a period of twenty (20) consecutive trading days on the market on which they were previously listed and not listed on any other acceptable market by the expiration of that period.

If a holder has the right to, and actually does, redeem shares of the Series A Preferred Stock, the Company will be obligated to pay the holder a redemption amount equal to the sum of (i) the Stated Value of the redeemed shares multiplied by one hundred two percent (102%), if the redemption occurs within five years from the initial issuance by the Company of any Series A Preferred Stock in July 2010 or by one hundred percent (100%), if it occurs after that fifth anniversary, plus (ii) the accrued but unpaid dividends through the date such payment is made.

In the event the Company is being liquidated under any applicable bankruptcy, insolvency or similar law or similar situation, the holders of Series A Preferred Stock, as a class (pro rata among them) are entitled to a liquidation preference ahead of the holders of the Company’s Common Stock and any other class or series of preferred stock subsequently. The amount of the liquidation preference is equal to the Stated Value of their respective shares, plus accrued and unpaid dividends on those shares through the date of final distribution.

The Certificate of Designations provides that if the Company proposes to enter into (i) a sale, lease or exchange of the Company’s property and assets which, pursuant to Section 565 of the Nevada Private Corporations Law, requires that such action be authorized by a vote of the Company’s stockholders or (ii) a merger or other action, which pursuant to Section 120 of the Nevada Mergers, Conversions, Exchange and Domestications Law, requires that such merger or other action be submitted for approval of the Company’s stockholders, then, if the vote on the relevant action is held before the Minority Outstanding Date, the holders of the Series A Preferred Stock will be entitled to vote on that action as a separate series. Without the approval of a majority in interest of the then outstanding Series A Preferred Stock, the Company will not have obtained the stockholder approval of those actions.

Except for the voting power described in the preceding paragraph and otherwise where required by the corporations law or the merger law of Nevada , holders of Series A Preferred Stock have no voting power.

Options

We adopted a stock incentive plan in June 2010, pursuant to which 10,000,000 shares of our common stock are reserved for issuance pursuant to awards granted under the plan to employees, directors, consultants, and other service providers. 850,000 shares of Restricted Stock have been awarded to date to officers and directors.

Outstanding Stock

After taking into account the closings of the Private Placement and the effectiveness of the Stock Split, as of July 22, 2010, there were 80,910,000 shares of common stock issued and outstanding and 5,000,00 shares of Series A Preferred Stock issued and outstanding.

Warrants

On July 21, 2010, in connection with the Private Placement, we issued (“Investor Warrants”) to purchase an aggregate of 5,000,000 shares of our common stock to the investors. Such Investor Warrants entitle the holders to purchase shares of our common stock at an exercise prices of $2.00 and/or $4.00 per share (subject to adjustment) and will expire five years from the initial closing date of the Private Placement. Prior to exercise, the Investor Warrants do not confer upon holders any voting or any other rights as a stockholder. We are prohibited from effecting the exercise of the Investor Warrants to the extent that as a result of such exercise the holder of the Investor Warrants would beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock immediately after giving effect to the issuance of shares of our common stock upon the exercise. If there are additional closings of the Private Placement, the Company will issue additional warrants for the purchase of shares of common stock on the same terms. The maximum number of shares issuable on exercise of all Investor Warrants in the Private Placement (including those previously issued) is 60,000,000 shares.

Registration Rights

On July 21, 2010 , in connection with the Private Placement , we entered into a Registration Rights Agreement with the purchaser of the Series A Preferred Stock and the Investor Warrants, pursuant to which we agreed to provide certain registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the Investor Warrants. Specifically, we agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock underlying the Series A Preferred Stock and Investor Warrants on or before the 120th day following the initial closing of the Private Placement and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before the 210th day following the initial closing of the Private Placement .. If, among other things, the registration statement is not filed on or before the 120th day following the closing of the Private Placement or all of the registrable securities are not registered for resale on or before the 210th day following the closing of the Private Placement, then we are subject to liquidated damage payments to the holders of the Notes and Investor Warrants in an amount equal to 1% of the aggregate purchase price paid by such purchasers per month of delinquency. Pursuant to the registration rights agreement, we must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold or three years, whichever is earlier.

Dividends

The Company anticipates that all future earnings will be retained to finance future growth. The payment of dividends, if any, in the future to the Company’s common stockholders is within the discretion of the Board of Directors of the Company and will depend upon the Company’s earnings, its capital requirements and financial condition and other relevant factors. The holders of the Company’s preferred stock which have a preference in the Company’s dividends, must receive such dividends before any dividends can be paid to the holders of the Company’s common stock. The Company has not paid a dividend on its common stock and does not anticipate paying any dividends on its common stock in the foreseeable future but instead intends to retain all earnings, if any, for use in the Company’s business operations, or to meet its obligations to the holders of its preferred stock having a preference in the Company’s dividends.

TRANSFER AGENT AND REGISTRAR

We have retained Pacific Stock Transfer Company as our transfer agent and registrar for our securities.

MARKET INFORMATION

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol “SMGN”. As of the date of this filing, there is no trading market in our common stock, and we cannot assure that a trading market will develop. We will notify the OTC Bulletin Board of our name change and anticipate that we will obtain a new symbol.

As of July 22, 2010 there were approximately 18 holders of record of the Company’s common stock.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended, provide that to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Directors' and Officers' Liability Insurance

We currently do not have directors' and officers' liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. The Company anticpates having a policy in place aproxiametly 30 days after the initial closing of the Private Placement. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Principal Financial Officer, but have not done so to date due to our relatively small size.

Available Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, which require us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, interested persons may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

Item 3.02 Unregistered Sales of Equity Securities

On June 1, 2010 we entered into a consulting agreement with Coventry Consulting Group , LLC. In consideration thereof, we issued to Coventry a warrant to purchase an aggregate of 6,000,000 shares of common stock at an initial exercise price of $.01 per share, which warrant expires on May 31, 2015.

On July 21, 2010, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain purchaser thereunder pursuant to which, , we sold an aggregate of (i) 5,000 shares of our Series A 12.5% Convertible Preferred Stock (the “Series A Preferred Stock”), which shares of Preferred Stock have a stated value of $1,000 per share and are convertible into shares of our Common Stock at an initial conversion price of $1.00 per share, and (ii) warrants to purchase an aggregate of 5,000,000 shares of common stock (the “Investor Warrants”), half of which are exercisable at an initial exercise price of $2.00 per share and half of which are exercisable at an initial exercise price of $4.00 per share, which Investor Warrants all expire on the same date, July 31, 2015. We received aggregate gross cash proceeds of $5,000,000 from these transactions.

Information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of unregistered equity securities in connection with the Private Placement is incorporated by reference into this Item 3.02.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2010, Chaim Kahan resigned as President , Director, Secretary and Treasurer. On February 21, 2010, the Board elected Moshe Oratz as a Director and as President and Chief Executive Officer. On May 19, 2010, Avrohom Lowy and Chaim Loeb were elected as directors. On May 27, 2010, the Board elected Avrohom Oratz as Treasurer and Yossie Rasp as Secretary.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 20, 2010, our stockholders representing the requisite number of votes necessary to approve the name change took action via written consent, approving the change of our name to “Absolute Life Solutions, Inc.” Effective May 24, 2010, we completed a 10 for 1 forward stock split of the Company’s common stock pursuant to the Restated and Amended Articles to our Articles of Incorporation (the “Stock Split”). Pursuant to the Stock Split, every one (1) share of issued and outstanding common stock was reclassified into 10 whole post-split shares of common stock. On May 24, 2010, we filed Restated and Amended Articles to our Articles of Incorporation effectively that changed our name to “Absolute Life Solutions, Inc.”

Item 5.06 Change in Shell Company Status

Following the change in the Company’s principal line of business, the raising of funds in the Private Placement, and the commencement of operations in the life settlement line of business as described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements:

Filed herewith are the following financial statements of the Company: (a) Audited financial statements for the period from September 1, 2008 to August 31, 2009; (b) unaudited financial statements for the period from September 1, 2009 to May 31, 2010; and (c) unaudited financial statements for the period from September 1, 2009 to July 22 , 2010.

(c) Shell company transactions:

Reference is made to the disclosures set forth under Items 2.01 and 5.06 of this report, which disclosure is incorporated herein by reference.

(d) Exhibits:

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.3	Restated and Amended Articles of Incorporation (included with Form 10-Q filed on July 15, 2010)
3.4	Form of Certificate of Designation for Series A Convertible Preferred Stock
10.3	Form of Securities Purchase Agreement
10.4	Form of Warrant
10.5	Form of Registration Rights Agreement
10.6	Employment Agreement with Moshe Oratz, dated June 1, 2010
10.7	Employment Agreement with Avrohom Oratz, dated June 1, 2010.
10.8	2010 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABSOLUTE LIFE SOLUTIONS, INC.

Date:	July 23, 2010	By:	/s/ Moshe. Oratz
Moshe. Oratz Chief Executive Officer

SHIMMER GOLD, INC.

FINANCIAL STATEMENTS

INDEX

AUGUST 30, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Shimmer Gold, Inc.:

We have audited the accompanying balance sheets of Shimmer Gold, Inc. (an exploration stage company) as of August 31, 2009 and 2008 and the related statements of operations, cash flows and stockholders' deficit for the years then ended and the period from September 7, 2006 (inception) through August 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Shimmer Gold, Inc. as of August 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended and the period from September 7, 2006 (inception) through August 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DMCL"

Dale Matheson Carr-Hilton Labonte llp

CHARTERED ACCOUNTANTS

Vancouver, Canada

December 15, 2009

SHIMMER GOLD, INC.

(An Exploration Stage Company)

BALANCE SHEETS

	August 31,	August 31,
	2009	2008
ASSETS
Current Assets
Cash	$-	$11,430
Prepaids	1,000	-
Total assets	$1,000	$11,430

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$35,331	$5,753
Due to related party (Note 3)	17,142	-
Total liabilities	52,473	5,753

Stockholders' Equity (Deficit)
Common stock (Note 4)
Authorized:
200,000,000 common shares, $0.001 par value
Issued: 8,006,000 common shares
(August 31, 2008 - 8,006,000)	8,006	8,006
Additional paid-in capital	105,294	93,294
Deficit accumulated during the exploration stage	(164,773)	(95,623)
Total stockholders' equity (deficit)	(51,473)	5,677

Total liabilities and stockholders' equity	$1,000	$11,430

Contingency (Note 1)

Subsequent Event  (Note 7)

The accompanying notes are an integral part of these financial statements.

SHIMMER GOLD, INC.

(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

	Year Ended August 31, 2009	Year Ended August 31, 2008	Cumulative from September 7, 2006 (Date of Inception) to August 31, 2009

EXPENSES
Consulting	$1,907	$1,000	$4,928
Management Fee (Note 3)	12,000	12,000	29,000
Mineral property costs (Note 5)	6,978	13,000	32,278
Office expenses	1,844	1,152	5,876
Professional fees	43,871	41,496	90,141
Transfer agent fees	2,550	-	2,550
NET LOSS	$(69,150)	$(68,648)	$(164,773)
NET LOSS PER SHARE - BASIC AND DILUTED	$(0.01)	$(0.01)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING -BASIC AND DILUTED	8,006,000	8,006,000

The accompanying notes are an integral part of these financial statements.

SHIMMER GOLD, INC.

 (An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

	Year Ended August 31, 2009	Year Ended August 31, 2008	Cumulative from September 7, 2006 (Date of Inception) to August 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(69,150)	$(68,648)	$(164,773)
Non-cash items:
Common stock issued for mineral property	-	-	300
Donated services -management fees	12,000	12,000	29,000
Change in non-cash working capital:
Prepaids	(1,000)	4,854	(1,000)
Accounts payable and accrued liabilities	29,578	4,882	35,331
Due to related party	17,142	-	17,142
Net cash used in operations	(11,430)	(46,912)	(84,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares	-	-	84,000
Net cash from financing activities	-	-	84,000

DECREASE IN CASH	(11,430)	(46,912)	-
CASH, BEGINING	11,430	58,342	-
CASH, ENDING	$-	$11,430	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

SHIMMER GOLD, INC.

 (An Exploration Stage Company)

 STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock	Common Stock	Additional Paid-in	Deficit Accumulated During the Exploration
	Number	Amount	Capital	Stage	Total
Balance, September 7, 2006 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash at $0.001 per share, May 1, 2007 Inception)	4,000,000	4,000	-	-	4,000
Common stock issued for cash at $0.02 per share, May 02, 2007	4,000,000	4,000	76,000	-	80,000
Common stock issued for Mineral Property at $0.05 per share, June 19, 2007	6,000	6	294	-	300
Donated Services	-	-	5,000	-	5,000
Net loss	-	-	-	(26,975)	(26,975)
Balance, August 31, 2007	8,006,000	8,006	81,294	(26,975)	62,325
Donated Services	-	-	12,000	-	12,000
Net loss	-	-	-	(68,648)	(68,648)
Balance, August 31, 2008	8,006,000	8,006	93,294	(95,623)	5,677
Donated Services	-	-	12,000	-	12,000
Net loss	-	-	-	(69,150)	(69,150)
Balance, August 31, 2009	8,006,000	$8,006	$105,294	$(164,773)	$(51,473)

The accompanying notes are an integral part of these financial statements.

SHIMMER GOLD, INC.

 (An Exploration Stage Company)

 NOTES TO THE FINANCIAL STATEMENTS

 August 31, 2009

1. Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on September 7, 2006. The Company is an Exploration Stage company. The Company's principal business is the acquisition and exploration of mineral resources. The Company has not yet determined whether its property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of its property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property and to complete the development of its property and upon future profitable production or proceeds from the sale thereof.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of August 31, 2009, the Company has not generated any revenue. The Company has incurred losses since inception resulting in an accumulated deficit of $164,773 as at August 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due, and ultimately generating profitable operations in the future. Management intends to finance operating costs over the next twelve months with loans from directors and, or, a private placement of common stock.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and are presented in US dollars.

Exploration Stage Company

The Company is considered to be in the exploration stage.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these financial statements relate to deferred income tax amounts and rates and timing of the reversal of income tax differences.

Financial Instruments

The fair value of the Company's financial instruments, consisting of accounts payable and amounts due to related party, are estimated to be equal to their carrying value. It is management's opinion that the Company is not exposed to significant interest, currency and credit risks arising from these financial instruments.

SHIMMER GOLD, INC.

 (An Exploration Stage Company)

 NOTES TO THE FINANCIAL STATEMENTS

 August 31, 2009

2. Summary of Significant Accounting Policies - (cont'd)

Income Taxes

Deferred income taxes are provided for tax effects of temporary differences between the tax basis of asset and liabilities and their reported amounts in the financial statements. The Company uses the liability method to account for income taxes, which requires deferred taxes to be recorded at the statutory rate expected to being in effect when the taxes are paid. Valuation allowances are provided for a deferred tax asset when it is more likely than not that such asset will not be realized.

Management evaluates tax positions taken or expected to be taken in a tax return. The evaluation of a tax position includes a determination of whether a tax position should be recognized in the financial statements, and such a position should only be recognized if the Company determines that it is more likely than not that the tax position will be sustained upon examination by the tax authorities, based upon the technical merits of the position. For those tax positions that should be recognized, the measurement of a tax position is determined as being the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

Foreign Currency Translations

Foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. Because the Company does not have any potentially dilutive securities, diluted loss per share is equal to basic loss per share.

Mineral Property Costs

Mineral property acquisition and exploration costs are expensed as incurred until such time as economic reserves are quantified. Mineral properties are reviewed for impairment whenever events and changes in circumstances indicate that the carrying amount may be impaired. In performing the review for impairment, the Company estimates the future cash flows expected to result from use of the asset or its eventual disposition. If the fair value exceeds the carrying value an impairment loss is recognized.

Stock Based Compensation

The Company accounts for stock based compensation arrangements using a fair value method and records such expense on a straight-line basis over the vesting period.

To date the Company has not adopted a stock option plan and has not granted any stock options.

SHIMMER GOLD, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2009

2. Summary of Significant Accounting Policies - (cont'd)

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board ("FASB") issued SFAS No. 168, FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of SFAS No. 162 ("Statement 168"). Statement 168 establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with generally accepted accounting principles. Statement 168 explicitly recognizes rules and interpretive releases of the Securities and Exchange Commission ("SEC") under federal securities laws as authoritative GAAP for SEC registrants. Statement 168 is effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009. The Company will adopt Statement 168 in the first quarter of fiscal year 2010.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

3. Related Party Transactions

During the year ended August 31, 2009, the Company recorded $12,000 (2008 - $12,000) for donated services provided by a director of the Company. This expense was recorded in additional paid-in capital.

As at August 31,2009, the Company owed $17,142 (2008: $Nil) to the President of the Company. The amount owing was unsecured, non-interest bearing and does not have a fixed term for repayment.

Related party transactions are measured at the exchange amount which is the amount agreed upon by the related parties.

4. Common Stock

The total number of common shares authorized that may be issued by the Company is 200,000,000 shares with a par value $0.001 per share. No other class of shares are authorized.

During the year ended August 31, 2009, 4,000,000 warrants originally issued in fiscal 2007 with an exercise price of $0.10 per warrant expired. Consequently, there were no warrants outstanding as at August 31, 2009.

5. Mineral Property

By a placer claims acquisition agreement dated June 19, 2007, the Company acquired a 100% undivided right, title and interest in and to certain mineral property claims, located in the Atlin Mining district of British Columbia, Canada. The purchase price was paid by cash of $12,000 and the issuance of 6,000 common shares with a fair value of $0.05 per share for a total cost of $12,300.

The Company paid $6,978 (2008 - $13,000) to a mining consulting company during the year ended August 31, 2009.

SHIMMER GOLD, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2009

6. Income Taxes

As of August 31, 2009, the Company has estimated tax loss carry forwards for tax purposes of approximately $103,497 (2008: $53,300), which expire commencing 2027. These amounts may be applied against future federal taxable income. Utilization of these carry forwards is dependent on the Company generating sufficient future taxable income. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization has not been determined to be more likely than not to occur.

The actual income tax provisions differ from the expected amounts calculated by applying the statutory income tax rate to the Company's loss before income taxes. The components of these differences are as follows:

	August 31,
	2009	2008

Loss before income tax	$69,150	$68,648
Statutory tax rate	35%	35%
Expected recovery of income taxes at standard rates	$24,203	$24,027
Non-deductible items	(6,642)	(8,750)
Less: valuation allowance	(17,561)	(15,277)
Income tax provision	$-	$-

	August 31.
	2009	2008
Components of deferred tax asset:
Non-capital tax loss carry forwards	$36,224	$18,663
Less: valuation allowance	(36,224)	(18,663)
Net deferred tax asset	$-	$-

The Company has not filed income tax returns since inception in the United States and Canada. Both taxing authorities prescribe penalties for failing to file certain tax returns and supplemental disclosures. Upon filing there could be penalties and interest assessed. Such penalties vary by jurisdiction and by assessing practices and authorities. As the Company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability. However, certain jurisdictions may assess penalties for failing to file returns and other disclosures and for failing to file other supplementary information associated with foreign ownership, debt and equity positions. Inherent uncertainties arise over tax positions taken with respect to transfer pricing, related party transactions, tax credits, tax based incentives and stock based transactions. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

7. Subsequent Event

The Company evaluated subsequent events through the financial statements filing date of December 15, 2009.

ABSOLUTE LIFE SOLUTIONS, INC.

FINANCIAL STATEMENTS

INDEX

MAY 31, 2010

ABSOLUTE LIFE SOLUTIONS, INC.

(Formerly Shimmer Gold, Inc.)

(A Development Stage Company)

BALANCE SHEETS

(Unaudited)

	May 31,	August 31,
	2010	2009
ASSETS

Current Assets
Prepaids ( Note 2)	$3,050	$1,000

Equipment	25,904	-

Total assets	28,954	1,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities (Note 2)	$31,699	$35,331
Due to related party	-	17,142
	31,699	52,473

Stockholders’ Deficit
Common stock (Note 3)
Authorized:
500,000,000 common shares, $0.00001 par value
100,000,000 preferred shares, $0.00001 par value
Issued: 80,060,000 common shares (August 31, 2009 – 80,060,000)	801	801
Additional paid-in capital (Note 2 and 3)	185,186	112,499
Deficit accumulated during the development stage	(188,732)	(164,773)
Total stockholders’ deficit	(2,745)	(51,473)

Total liabilities and stockholders’ equity	$28,954	$1,000

The accompanying notes are an integral part of these financial statements.

ABSOLUTE LIFE SOLUTIONS, INC.

(Formerly Shimmer Gold, Inc.)

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended May 31, 2010	Three months ended May 31, 2009	Nine months ended May 31, 2010	Nine months ended May 31, 2009	Cumulative from September 7, 2006 (Date of Inception) to May, 31, 2010

EXPENSES
Consulting	$-	$-	$-	$1,907	$4,928
Foreign exchange gain	-	-	-	-	2,027
Management fees	-	3,000	6,000	9,000	35,000
Mineral property costs	-	-	-	6,978	32,278
Office expenses	2,395	(36)	2,395	115	6,245
Professional fees	3,400	6,937	15,264	34,224	105,404
Transfer agent fees	-	375	300	1,875	2,850

Net Loss	$(5,795)	$(10,276)	$(23,959)	$(54,099)	$(188,732)

NET LOSS PER SHARE - BASIC AND DILUTED	$(0.01)	$(0.01)	$(0.01)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARE OUTSTANDING -BASIC AND DILUTED	80,060,000	80,060,000	80,060,000	80,060,000

The accompanying notes are an integral part of these financial statements.

ABSOLUTE LIFE SOLUTIONS, INC.

(Formerly Shimmer Gold, Inc.)

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended May 31, 2010	Nine months ended May 31, 2009	Cumulative from September 7, 2006 (Date of Inception) to May 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,959)	$(54,099)	$(188,732)
Non-cash items:
Common stock issued for mineral property	-	-	300
Donated services – management fees	6,000	9,000	35,000
Change in non-cash working capital:
Prepaids	-	(1,000)	(1,000)
Accounts payable and accrued liabilities	38,018	31,184	73,349
Due to related party	5,845	3,485	22,987

Net cash (used in) provided by operations	25,904	(11,430)	(58,096)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equipment	(25,904)	-	(25,904)

Net cash from investing activities	(25,904)	-	(25,904)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares	-	-	84,000

Net cash from financing activities	-	-	84,000

DECREASE IN CASH	-	(11,430)	-

CASH, BEGINNING	-	11,430	-

CASH, ENDING	$-	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

NON-CASH TRANSACTION
Debt settlement	$43,700	$-	$43,700
Debt settled for mineral property	$22,987	$-	$22,987

The accompanying notes are an integral part of these financial statements.

ABSOLUTE LIFE SOLUTIONS, INC.

(Formerly Shimmer Gold, Inc.)

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

1.

BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission. They may not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended August 31, 2009, included in the Company’s Form 10-K filed with the Securities and Exchange Commission. These unaudited interim financial statements should be read in conjunction with those financial statements included in the Form 10-K. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended May 31, 2010 are not necessarily indicative of the results that may be expected for the year ending August 31, 2010.

Management has evaluated subsequent events to the financial statements filing date.

2.

RELATED PARTY TRANSACTION

During the nine months ended May 31, 2010, the former President of the Company settled the debts owing to him in the amount of $22,987 in exchange for the Company’s 100% interest in certain placer claims located on McLaren Creek in the Atlin Mining Division of the British Columbia. The gain of $22,987 on the debt settlement was recorded as additional paid in capital as it resulted from a transaction with a related party. The former President also paid $41,650 to settle the accounts payable for the Company and $2,050 prepaid for future filing fees. The gain of $41,650 on the accounts payable settlement and the $2,050 in prepaids were recorded as additional paid in capital as it resulted from a transaction with a related party.

3.

COMMON STOCK

On May 24, 2010, the Company amended its Article of Incorporation to effect a name changed from Shimmer Gold, Inc. to Absolute Life Solutions, Inc.. The Company increased its authorized common stock from 200,000,000 shares to 500,000,000 shares and preferred stock from nil to 100,000,000 shares, with a par value of $0.00001 per share. The Company also effect a one for ten stock split.  The stock split and change of par value have been reflected on the financial statements retroactively.

4.

COMMITMENT

During the nine months ended May 31, 2010, the Company entered into an office lease agreement with a third party for a period of 126 months starting from June 1, 2010.  Future annual lease commitments are as follows:

Fiscal	Lease Payments
2010	$22,606
2011	90,927
2012	92,970
2013	95,925
2014 Thereafter	100,653 694,872
$1,097,953

ABSOLUTE LIFE SOLUTIONS, INC.

FINANCIAL STATEMENTS

INDEX

July 23, 2010 (unaudited)

Balance Sheets	F-17
Statement Of Operations	F-18
Statement Of Cash Flows	F-19
Notes To The Financial Statements	F-20

ABSOLUTE LIFE SOLUTIONS, INC.

Balance Sheet

 (Unaudited)

	July 23, 2010	August 31, 2009
ASSETS
Current Assets
Cash and Cash Equivalents	$4,596,868	$-
Prepaid Expenses	8,581	1,000
Total Current Assets	4,605,449	1,000

Fixed Assets
Investment in Insurance Contracts	465,976	-
Furniture and Fixtures	114,250	-
Total Fixed Assets	580,226	-
TOTAL ASSETS	$5,185,675	$1,000

LIABILITIES & STOCKHOLDERS EQUITY
Current Liabilities
Accounts Payable	$30,826	$52,473
Total Current Liabilities	30,826	52,473
Other Current Liabilities
Short Term Liability	250,000	-
Total Other Current Liabilities	250,000	-
Total Liabilities	280,826	52,473

Stockholders Equity
Common Stock
Authorized 500,000,000 common shares $.00001 Par Value
Issued: 80,910,000 shares (August 31, 2009 – 80,060,000)	809	801
Preferred Shares
Authorized 100,000,000 preferred shares $.00001 Par Value
Issued: Series A Preferred 5,000 shares (August 31, 2009 – None)	5	-
Paid In Capital	5,185,178	105,294
Retained Earnings	(281,142)	(164,773)
Total Equity	4,904,850	(51,743)

TOTAL LIABILITIES & EQUITY	$5,185,675	$1,000

ABSOLUTE LIFE SOLUTIONS, INC.

Statement of Operations

(Unaudited)

Period
September 1, 2010
through
July 23, 2010
Income	$-
Expense
Officer Salaries	41,600
General and Administrative Expenses	78,163
Misc Expenses	-
Total Expenses	119,763
Net Income	$(119,763)

ABSOLUTE LIFE SOLUTIONS, INC.

Statement of Cash Flows

(Unaudited)

Period
September 1, 2010
through
July 23, 2010
OPERATING ACTIVITIES
Net Income	$(119,763)
Adjustments to reconcile Net Income
to net cash provided by operations:
Accounts Payable	30,826
Short Term Notes	250,000
Net cash provided by Operating Activities	161,063

INVESTING ACTIVITIES
IT Equipment	(72,645)
Office Furniture	(41,605)
Prepaid Expenses	(8,581)
Purchase of Insuarnce Contracts	(465,976)
Net cash provided by Investing Activities	(588,807)

FINANCING ACTIVITIES
Issuance of Common Stock	809
Issuance of Preferred Stock	5,000,000
Deficit accumulated	(182,937)
Paid In Capital	185,186
Net cash provided by Financing Activities	5,003,058
Net cash increase for period	4,575,314
Cash at end of period	$4,596,868

ABSOLUTE LIFE SOLUTIONS, INC

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

July 23, 2010

Absolute Life Solutions, Inc. (the “Company”) was incorporated in the State of Nevada on September 7, 2006. The Company was formerly known as Shimmer Gold, Inc. On May 24, 2010 the Company changed its name to Absolute Life Solutions, Inc. The Company is a specialty financial services company engaged in the secondary market for life insurance known generally as “life settlements”.  These financial transactions involve the purchase of life insurance policies at a discount to their face value for investment purposes.

Prior to January 2010, the Company was  an exploration stage company engaged in the acquisition and exploration of mineral properties. During the six months ended May 31, 2010, the former President of the Company settled the debts owing to him in the amount of $22,987 in exchange for the Company’s 100% interest in certain placer claims located on McLaren Creek in the Atlin Mining Division of the British Columbia.

On January 25, 2010 , Belmont Partners, LLC (the “Seller”), the then principal stockholder of the Company entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with YSY Enterprises, Inc. (the “Purchaser”), as purchaser. The Company was also a party to the Stock Purchase Agreement, but received no consideration and undertook no obligations in connection therewith except for the obligation to issue an additional 565,000 (post split) shares of common stock to Belmont.

In May 2010, YSY Enterprises, Inc. sold its ownership interest to our current shareholders, including our President and Chief Executive Officer. Subsequently, on May 24, 2010, the board of directors and stockholders approved a 10-for-1 forward stock split (the “Stock Split”). Pursuant to the Stock Split, every one (1) share of issued and outstanding common stock was reclassified into 10 whole post-split shares of common stock. All per share amounts herein are on a post Stock Split basis.

On July 22, 2010 we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain purchaser pursuant to which  we sold an aggregate of (i)5000 shares of our Series A 12.5% Convertible Preferred Stock (the “Series A Preferred Stock”), which shares of Preferred stock have a stated value of $1,000 per share and are convertible into shares of our Common Stock at an initial conversion price of $1.00 per share and (ii) warrants to purchase an aggregate of 5,000,000 shares of common stock (the “Investor Warrants”), half of which are exercisable at an initial exercise price of $2.00 per share and half of which are exercisable at an initial price of $4.00 per share, which Investor Warrants all expire on the same date July 31, 2015. We received aggregate gross cash proceeds of $5,000,000 from these transactions (the “Private Placement”).

In connection with the issuance of the Preferred Stock, we entered into a Registration Rights Agreement with the purchasers, pursuant to which we agreed to use our best efforts to register the shares of common stock underlying the Preferred Stock and the Warrants as described in further detail below.

On June 1, 2010 the Company commenced operations to begin purchasing life settlements. To date, two policies have been purchased. The Company expects that its portfolio of life settlements will continue to grow at the same time the Company is engaged with banks and funds regarding credit facilities to enable the Company to grow.

Our executive offices are located at 45 Broadway, 6th Floor, New York, New York 10006, and consist of 2,450 square feet. We believe that our property is adequate for our current and immediately foreseeable operating needs.

Going Concern Qualification

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of July 22, 2010, the Company has not generated any revenue. The Company has incurred losses since inception resulting in an accumulated deficit of $182,937 as of July 22, 2010. The Company raised $5,000,000 through the sale of convertible preferred stock equity as of July 22, 2010.  Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due, and ultimately generating profitable operations in the future. Management intends to continue to finance operating costs and expand the business over the next twelve months through private placements of stock and the issuance of debt.

2. Summary of Significant Accounting Policies

Basis of Presentation.  The accompanying consolidated financial statements include the accounts of The Company. All significant intercompany balances and transactions have been eliminated in consolidation.  The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results inevitably will differ from those estimates and such differences may be material to the financial statements.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these financial statements relate to deferred income tax amounts and rates and timing of the reversal of income tax differences.

Cash and Cash Equivalents.  For purposes of the balance sheet and statement of cash flows, we consider all highly liquid investments available for current use with an original maturity of three months or less to be cash equivalents.  The average balance of our general checking account balance is generally in excess of $250,000.  The Federal Deposit Insurance Corporation (“FDIC”) currently insures all bank accounts up to $250,000, with unlimited coverage on non-interest bearing accounts.  The amount of our cash accounts in excess of the FDIC insurance limit at July 22, 2010, was $4,599,127.  Amounts in interest bearing accounts in excess of $250,000 are at risk to the extent that their balances exceed FDIC coverage.  Money market investments do not have FDIC protection

Revenue Recognition.  We recognize income at the time when a settlement has been closed and the purchaser has obligated itself to make the purchase or when a settlement matures.

Income Taxes.  We recognize deferred tax assets and liabilities for the expected future tax consequences of transactions and events.  Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Timing differences between the reporting of income and expenses for financial statement and income tax reporting purposes are reported as deferred tax assets, net of valuation allowances, or as deferred tax liabilities depending on the cumulative effect of all timing differences, recorded at amounts expected to be more likely than not recoverable.

Management evaluates tax positions taken or expected to be taken in a tax return. The evaluation of a tax position includes a determination of whether a tax position should be recognized in the financial statements, and such a position should only be recognized if the Company determines that it is more likely than not that the tax position will be sustained upon examination by the tax authorities, based upon the technical merits of the position. For those tax positions that should be recognized, the measurement of a tax position is determined as being the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. Because the Company does not have any potentially dilutive securities, diluted loss per share is equal to basic loss per share.

Stock Based Compensation

The Company accounts for stock based compensation arrangements using a fair value method and records such expense on a straight-line basis over the vesting period.

To date the Company has not adopted a stock option plan and has not granted any stock options

Recent Accounting Pronouncements

We follow accounting standards set by the Financial Accounting Standards Board (the “FASB”).  The FASB sets the Generally Accepted Accounting Principles (“GAAP”) that we follow to ensure we consistently report our financial condition, results of operations and cash flows.  References to GAAP as codified by the FASB in these footnotes are to the FASB Accounting Standards Codification Topic 105 (the “ASC”).  In June 2009, the FASB approved the FASB ASC, which, as of July 1, 2009, became the single source of authoritative, nongovernmental GAAP.  The ASC was not intended to change GAAP.  Rather, the ASC reorganizes all previous GAAP pronouncements into accounting topics, and displays all topics using a consistent structure.  All existing standards that were used to create the ASC are now superseded, aside from those issued by the U.S. Securities and Exchange Commission, replacing the previous references to specific Statements of Financial Accounting Standards with numbers used in the ASC’s structural organization.  All guidance in the ASC has an equal level of authority.  The ASC is effective for financial statements that cover interim and annual periods ended after September 15, 2009.  There was no impact on our financial position, results of operations or cash flows as a result of the adoption of ASC.

In June 2009, the Financial Accounting Standards Board ("FASB") issued SFAS No. 168, FASB Accounting Standards Codification and the hierarchy of Generally Accepted Accounting Principles, a replacement of SFAS No. 162 ("Statement 168"). Statement 168 establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with generally accepted accounting principles. Statement 168 explicitly recognizes rules and interpretive releases of the Securities and Exchange Commission ("SEC") under federal securities laws as authoritative GAAP for SEC registrants. Statement 168 is effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009. The Company adopted Statement 168 in the first quarter of fiscal year 2010.

ASC 320, Investments – Debt and Equity Securities, and ASC 958-320, Investments – Debt and Equity Securities, amends the other-than-temporary impairment guidance in GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of the other-than-temporary impairments on debt and equity securities in the financial statements.  Adoption of ASC 320 during our fiscal 2010 had no impact on our financial condition, results of operations or cash flows.

ASC 810, Consolidation, among other things, provides guidance and establishes amended accounting and reporting standards for a parent company’s non-controlling interest in a subsidiary.  ASC 810 was adopted on March 1, 2009, and had no impact on our financial condition, results of operations or cash flows.

ASC 815, Derivatives and Hedging, expands the disclosure requirements about an entity’s derivative instruments and hedging activities.  We currently have no derivatives and hedging activities.  As such, the adoption of ASC 815 on March 1, 2009, had no impact on our financial condition, results of operations or cash flows.

ASC 820, Fair Value Measurements and Disclosures, addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP.  ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  Effective March 1, 2008, management adopted ASC 820 with the exception of certain non-financial assets and non-financial liabilities that were specifically deferred.  In April 2009, the FASB issued ASC 820-10, which provides additional guidance for estimating fair value in accordance with ASC 820, when the volume and level of activity for the asset or liability have significantly decreased.  In August 2009, the FASB further clarified ASC 820-10, Measuring Liabilities at Fair Value, which applies to all entities that measure liabilities at fair value within the scope of Topic 820 and provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more other valuation techniques.  We have no liabilities that are traded or exchanged, requiring measurement at fair value.  ASC 820 also includes guidance on identifying circumstances that indicate a transaction is not orderly.  In such circumstances, the ASC specifies that a valuation technique should be applied that uses either the quote of the liability when traded as an asset, the quoted prices for similar liabilities or similar liabilities when traded as assets, or another valuation technique consistent with existing fair value measurement guidance.  Adoption of ASC 820 during our fiscal 2010 had no impact on our financial condition, results of operations or cash flows.

ASC 825, Financial Instruments, directs that entities include disclosures about the fair value of financial instruments whenever it issues summarized financial information for interim reporting periods.  Entities shall disclose in the body or in the accompanying notes of their summarized financial information the fair value of all financial instruments for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position.  Adopted on March 1, 2009, ASC 825 had no impact on our financial condition, results of operations or cash flows.

ASC 855, Subsequent Events, establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or available to be issued. ASC Topic 855 is effective for interim and annual periods ended after June 15, 2009. The adoption of ASC 855 during fiscal 2010 did not have a material impact on our financial condition, results of operations or cash flows.

ASC 946-10-15-2 (ASU 2009-12) – Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), provides amendments to Subtopic 820-10 for the measurement of investments in certain entities that calculate net asset value per share or its equivalent.  The amendments permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of ASU 2009-12 using the net asset value per share, or its equivalent, of the investment.  Adoption of ASU 2009-12 during our fiscal 2010 had no impact on our financial condition, results of operations or cash flows.

INVESTMENT IN POLICIES

On March 27, 2006, ASC 325-30, Investments in Insurance Contracts, was issued. The ASC states that an investor may elect to account for its investments in life settlement contracts using either the investment method or the fair value method. The election shall be made on an instrument-by instrument basis and is irrevocable. Under the investment method, an investor shall recognize the initial investment at the purchase price plus all initial direct costs. Continuing costs (policy premiums and direct external costs, if any) to keep the policy in force shall be capitalized. Under the fair value method, an investor recognizes the initial investment at the purchase price. In subsequent periods, the investor re-measures the investment at fair value in its entirety at each reporting period and recognizes change in fair value earnings (or other performance indicators for entities that do not report earnings) in the period in which the changes occur. We have adopted ASC 325-and chose to value all of our investments in life settlement contracts using the fair value method.

The table below describes the Investment in Insurance Contracts at July 22, 2010.

Remaining Life Expectancy (in years)	Number of Life Settlement Contracts	Carrying Value		Face Value
0-1		$		$
1-2
2-3
3-4
4-5
Thereafter	2		465,976		10,000,000
Total	2		$465,976		$10,000,000

Remaining life expectancy for year 0-1 includes all policies that have exceeded their original life expectancy plus those policies that are scheduled to reach their original life expectancy during the next 12 months.  Remaining life expectancy is based on original life expectancy estimates and is not an indication of expected maturity.  Actual maturity dates in any category may vary significantly (either earlier or later) from the remaining life expectancies reported above.

Premiums to be paid for each of the five succeeding fiscal years to keep the life settlement contracts in force as of July 22, 2010, are as follows.

Year 1	$250,075
Year 2	258,013
Year 3	272,033
Year 4	292,862
Year 5	310,914
Thereafter	681,145
Total estimated premiums	$2,392,799

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

3. Related Party Transactions

During the six months ended February 28, 2010, the former President of the Company settled the debts owing to him in the amount of $22,987 in exchange for the Company’s 100% interest in certain placer claims located on McLaren Creek in the Atlin Mining

Division of the British Columbia. The gain of $22,987 on the debt settlement was recorded in additional paid in capital as it resulted from a transaction with a related party. The former President also paid $41,650 to settle the accounts payable for the Company and $2,050 prepaid for future filing fees. The gain of $41,650 on the accounts payable settlement and the $2,050 in prepaids were recorded in additional paid in capital as it resulted from a transaction with a related party.

Related party transactions are measured at the exchange amount which is the amount agreed upon by the related parties.

4.Common Stock

On May 24, 2010, the Company amended its Article of Incorporation to effect a name change from Shimmer Gold, Inc. to Absolute Life Solutions, Inc.. The Company increased its authorized common stock from 200,000,000 shares to 500,000,000 shares and preferred stock from nil to 100,000,000 shares,  eachwith a par value of $0.00001 per share. The Company also effected a one for ten stock split of its outstanding common stock.  The stock split and change of par value have been reflected retroactively on the financial statements.

5.Commitment

In May 2010, the Company entered into an office lease agreement with a third party for a period of 126 months starting from June 1, 2010.  Future annual lease commitments are as follows:

Fiscal	Lease Payments
2010	$22,606
2011	90,927
2012	92,970
2013	95,925
2014	100,653
Thereafter	694,872
$1,097,953

6. Income Taxes

As of August 31, 2009, the Company has estimated tax loss carry forwards for tax purposes of approximately $103,497 (2008: $53,300), which expire commencing 2027. These amounts may be applied against future federal taxable income. Utilization of these carry forwards is dependent on the Company generating sufficient future taxable income. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization has not been determined to be more likely than not to occur.

The actual income tax provisions differ from the expected amounts calculated by applying the statutory income tax rate to the Company's loss before income taxes. The components of these differences are as follows:

	August 31,
	2009	2008

Loss before income tax	$69,150	$68,648
Statutory tax rate	35%	35%
Expected recovery of income taxes at standard rates	$24,203	$24,027
Non-deductible items	(6,642)	(8,750)
Less: valuation allowance	(17,561)	(15,277)
Income tax provision	$-	$-

	August 31.
	2009	2008
Components of deferred tax asset:
Non-capital tax loss carry forwards	$36,224	$18,663
Less: valuation allowance	(36,224)	(18,663)
Net deferred tax asset	$-	$-

The Company has not filed income tax returns since inception in the United States and Canada. Both taxing authorities prescribe penalties for failing to file certain tax returns and supplemental disclosures. Upon filing there could be penalties and interest assessed. Such penalties vary by jurisdiction and by assessing practices and authorities. As the Company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability. However, certain jurisdictions may assess penalties for failing to file returns and other disclosures and for failing to file other supplementary information associated with foreign ownership, debt and equity positions. Inherent uncertainties arise over tax positions taken with respect to transfer pricing, related party transactions, tax credits, tax based incentives and stock based transactions. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.